Exhibit 1.1

EXECUTION VERSION

4,526,471 Shares

U.S. Silica Holdings, Inc.

COMMON STOCK, $0.01 PAR VALUE PER SHARE

UNDERWRITING AGREEMENT

December 5, 2013

December 5, 2013

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

as Representative of the several Underwriters

named in Schedule II hereto

Ladies and Gentlemen:

Certain shareholders of U.S. Silica Holdings, Inc., a Delaware corporation (the “Company”) named in Schedule I hereto (the “Selling Shareholders”), propose to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), the number of shares of common stock, par value $0.01 per share, of the Company set forth in Schedule I hereto (the “Shares”). To the extent that only one Underwriter is listed on Schedule II hereto, all references to the “Representative” and the “Underwriters” shall refer to just you.

The shares of common stock, par value $0.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, on Form S-3 (File No. 333-186406), relating to the securities (the “Shelf Securities”), including the Shares, to be sold from time to time by the Selling Shareholders. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated March 8, 2013 in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement dated December 5, 2013 specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means the Basic Prospectus.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the documents and pricing information set forth in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, the preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information furnished to the Company in writing by any Underwriter through you expressly for use therein as identified in the letter being delivered by you to the Company on the date hereof.

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(e) Each subsidiary of the Company has been duly incorporated or formed, as applicable, is validly existing as a corporation or other business entity, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable, has the corporate or other power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims except for such liens, encumbrances, equities or claims securing the Company’s asset-based revolving line-of-credit agreement and senior secured term loan facility.

(f) This Agreement has been duly authorized, executed and delivered by the Company.

(g) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(h) The outstanding shares of Common Stock (including the Shares to be sold by the Selling Shareholders) have been duly authorized and are validly issued, fully paid and non-assessable.

(i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except as may have been obtained prior to the time of the execution of this Agreement or such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(k) There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents to which the Company or any of its subsidiaries is subject, is a party or by which any of their assets are bound that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(l) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(m) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(n) The Company and its subsidiaries (i) have been and are in compliance with any and all applicable foreign, federal, state and local laws (statutory, common or otherwise) and regulations relating to the protection of human health and safety, the environment, natural resources, or hazardous or toxic substances or wastes, pollutants or contaminants (including, without limitation, petroleum, mining fluids and byproducts and silica) (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have been and are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(o) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, restoration, reclamation, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(p) Except as described in the Time of Sale Prospectus and the Prospectus, none of the Company or its subsidiaries are subject to any pending or, to the Company’s knowledge, threatened legal proceeding by any governmental agency or body under any Environmental Laws in which any fine or penalty of $100,000 or more would reasonably be expected to be imposed.

(q) Except as described in the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(r) Neither the Company nor any of its subsidiaries or controlled affiliates, nor any director or officer, nor, to the Company’s knowledge, any employee, agent or representative of the Company or of any of its subsidiaries or controlled affiliates, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and controlled affiliates have conducted their respective businesses in compliance with applicable anti-corruption laws and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(s) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(t) (i) Neither the Company nor any of its subsidiaries, nor any director or officer thereof, nor, to the Company’s knowledge, any employee, agent, controlled affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) , the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

(ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) Since December 1, 2008, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(u) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, taken as a whole, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(v) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus.

(w) The Company and its subsidiaries own, possess, hold, license or otherwise have the right to use, as applicable, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(x) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(y) The Company and its subsidiaries, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and the Company, together with its subsidiaries, has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

(z) The Company and its subsidiaries, taken as a whole, possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

(aa) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(bb) Except as described in the Time of Sale Prospectus or the Registration Statement, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(cc) The Company and its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed by them through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a material adverse effect on the Company and its subsidiaries, taken as a whole.

(dd) The interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ee) The qualitative and quantitative data regarding proven and probable mineral reserves of the Company included in the Registration Statement, Prospectus and Time of Sale Prospectus were derived in all material respects in accordance with the procedures described in the Registration Statement, Prospectus and Time of Sale Prospectus and all applicable industry standards, including Industry Guide 7 under the Exchange Act

(ff) The industry and market-related data, including supply, demand and pricing information, included in the Registration Statement, Prospectus and Time of Sale Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate in all material respects, and the Company has obtained the consent to the use of such data from such sources to the extent required.

(gg) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, Prospectus or Time of Sale Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

2. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents and warrants to and agrees with each of the Underwriters that:

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(b) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement the Custody Agreement signed by Fidelity Investments Charitable Gift Fund

(“Fidelity”) and Broadridge Corporate Issuer Solutions, Inc., as Custodian, relating to the deposit of the Shares to be sold by Fidelity (the “Custody Agreement”) and the Power of Attorney appointing certain individuals as Fidelity’s attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”) will not contravene any provision of applicable law, or the certificate of incorporation, by-laws or other organizational documents of such Selling Shareholder, or any agreement or other instrument binding upon such Selling Shareholder that is material to such Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or, if applicable, the Custody Agreement or Power of Attorney, except as may have been obtained prior to the execution of this Agreement or such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(c) The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by Fidelity and are valid and binding agreements of Fidelity.

(d) Such Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and, if applicable, the Custody Agreement and the Power of Attorney, and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares.

(e) Upon payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(f) Such Selling Shareholder is not prompted by any information concerning the Company or its subsidiaries which is not set forth in the Time of Sale Prospectus to sell its Shares pursuant to this Agreement.

(g) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph 2(g) are limited in all respects to statements or omissions made in reliance upon information relating to such Selling Shareholder furnished to the Company in writing by such Selling Shareholder expressly for use in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any amendments or supplements thereto.

3. Agreements to Sell and Purchase. Each Selling Shareholder, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Selling Shareholder at $34.70 per share (the “Purchase Price”) the number of Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Shares to be sold by such Selling Shareholder as the number set forth in Schedule II hereto opposite the name of such Underwriter.

Each of the Company and GGC Holdings hereby agrees that, without the prior written consent of Morgan Stanley & Co. LLC on behalf of the Underwriters, it will not, during the period ending 30 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion or vesting of a security outstanding on the date hereof and disclosed or incorporated by reference in the Time of Sale Prospectus, (c) the issuance by the Company of options or other stock-based compensation pursuant to equity compensation plans in existence on the date hereof and disclosed or incorporated by reference in the Time of Sale Prospectus, (d) any repurchase by the Company or any of its subsidiaries of any shares of Common Stock or any security convertible into Common Stock held by any director or officer of the Company pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement in connection with such director’s or officer’s termination of employment with the Company, provided that the terms of any such plan or agreement require such repurchase, (e) transactions by GGC Holdings relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Shares, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (f) transfers by GGC Holdings of shares of Common Stock or any security convertible into Common Stock as a bona fide gift or by will or intestacy, (g) transfers by GGC Holdings of shares of Common Stock or any security convertible into Common Stock to any trust for the direct or indirect benefit of GGC Holdings or the immediate family of GGC Holdings (for purposes of this Agreement, immediate family shall mean any relationship by blood, not more remote than first cousin, marriage or adoption), (h) distributions by GGC Holdings of shares of Common Stock or any security convertible into Common Stock to affiliates of GGC Holdings, including general or limited partners, members, stockholders or wholly-owned subsidiaries of GGC

Holdings; provided that in the case of any transfer or distribution pursuant to clause (f), (g) or (h), (i) each donee, distributee, beneficiary, heir, trustee or transferee shall enter into a written agreement accepting the restrictions set forth in the preceding paragraph and this paragraph as if it were GGC Holdings and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made in respect of the transfer or distribution during the Restricted Period, except GGC Holdings may make such a filing in the case of a distribution pursuant to clause (h), provided that such filing clearly states that (i) the reduction in beneficial ownership of shares of Common Stock of GGC Holdings is the result of a distribution of shares of Common Stock to its general or limited partners, members, stockholders or wholly-owned subsidiaries and (ii) all such distributees entered into a written agreement accepting the restrictions set forth in the preceding paragraph and this paragraph as if it were GGC Holdings, (i) the establishment or amendment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the Restricted Period and no public announcement or filing under the Exchange Act regarding the establishment or amendment of such plan shall be required of or voluntarily made by or on behalf of GGC Holdings or the Company, (j) the issuance by the Company of shares of Common Stock as consideration for bona fide acquisitions, joint ventures, strategic partnerships or collaboration arrangements, provided that any recipients thereof agree to enter into lock-up agreements in the form of Exhibit A hereto with respect to the remaining portion of the Restricted Period or any extension thereof and the aggregate number of shares of Common Stock issued as such consideration shall not exceed 5.0% of the outstanding Common Stock on the date of this Agreement (as adjusted for stock splits, stock dividends and other similar events after the date hereof), (k) the filing of one or more registration statements on Form S-8 with the Commission with respect to shares of Common Stock issued or issuable under any equity compensation plan or one or more registration statements on Form S-4 with respect to any shares of Common Stock permitted to be issued pursuant to clause (j) above, (l) any transfer of shares of Common Stock or any security convertible into Common Stock pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Common Stock involving a change of control of the Company, provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Common Stock owned by GGC Holdings shall remain subject to the restrictions contained in this Agreement, (m) making any demand for, or exercising any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, provided that no registration statement shall be filed with the Commission pursuant to such demand or right during the Restricted Period, or (n) the exercise of any options to purchase Common Stock held by GGC Holdings in accordance with their terms and disclosed or incorporated by reference in the Time of Sale Prospectus, provided that the Common Stock issued to GGC Holdings shall remain subject to the restrictions contained in this Agreement. GGC Holdings consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of any Shares held by GGC Holdings except in compliance with the foregoing restrictions.

Morgan Stanley & Co. LLC hereby agrees to release GGC Holdings from the restrictions set out in the third paragraph of Section 3 of the Underwriting Agreement, dated November 8, 2013, among the Company, the Selling Shareholders and the Representative, with respect to the offer and sale by it of the Shares in this offering and the transfer of Shares to Fidelity to be sold in this offering.

4. Public Offering. The Company and the Selling Shareholders are advised by you that the Underwriters propose to make a public offering of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company and the Selling Shareholders are further advised by you that the Shares are to be offered to the public initially at the public offering price identified on Schedule III hereto (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $0.15 per share under the Public Offering Price.

5. Payment and Delivery. Payment for the Shares to be sold by each Selling Shareholder shall be made to such Selling Shareholder in Federal or other funds immediately available in New York City against delivery of such Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on December 11, 2013, or at such other time on the same or such other date, not later than the fifth business day thereafter, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

The Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The Shares shall be delivered to you on the Closing Date for the respective accounts of the several Underwriters. The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Shares to the Underwriters duly paid and (ii) any withholding required by law.

6. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Kirkland & Ellis LLP, outside counsel for the Company, and an opinion of Christine C. Marshall, General Counsel for the Company, each dated the Closing Date in the forms previously mutually agreed upon between Kirkland & Ellis LLP and Davis Polk & Wardwell LLP, outside counsel for the Underwriters.

(d) The Underwriters shall have received on the Closing Date an opinion of Kirkland & Ellis LLP, counsel for the Selling Shareholders, dated the Closing Date, in the form mutually agreed upon between Kirkland & Ellis LLP and Davis Polk & Wardwell LLP, outside counsel for the Underwriters.

(e) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Davis Polk & Wardwell LLP, outside counsel for the Underwriters, dated the Closing Date, in the form mutually agreed upon between the Representative and Davis Polk & Wardwell LLP.

With respect to the negative assurance letter provided by each of Kirkland & Ellis LLP and Davis Polk & Wardwell LLP referenced in paragraphs 6(c) and 6(e) above, Kirkland & Ellis LLP and Davis Polk & Wardwell LLP may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to Section 6(d) above, Kirkland & Ellis LLP may rely upon an opinion or opinions of counsel for the Selling Shareholders and, with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of each Selling Shareholder contained herein and in other documents and instruments; provided that (A) any such counsel for the Selling Shareholders is reasonably satisfactory to your counsel, (B) a copy of each opinion so relied upon is delivered to you and is in form and substance satisfactory to your counsel, (C) copies of any such other documents and instruments shall be delivered to you and shall be in form and substance reasonably satisfactory to your counsel and (D) Kirkland & Ellis LLP shall state in their opinion that they are justified in relying on each such other opinion.

The opinions of Kirkland & Ellis LLP described in Sections 6(c) and 6(d) above (and any opinions of counsel for any Selling Shareholder referred to in the immediately preceding paragraph) shall be rendered to the Underwriters at the request of the Company or one or more of Selling Shareholders, as the case may be, and shall so state therein.

(f) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Grant Thornton LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(g) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date and shall supersede, in each case, any existing “lock-up” agreements entered into between the signatories thereto and Morgan Stanley & Co. LLC.

(h) The Registration Statement has become effective and, at the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of the preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information in all material respects.

7. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to you, without charge, two signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 4:00 p.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or the sale of Shares, or taxation in any jurisdiction where it is not now subject.

(h) To make generally available to the Company’s security holders and to you as soon as reasonably practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) If the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.

(j) If requested by the Underwriters, to prepare a final term sheet relating to the offering of the Shares, containing only information that describes the final terms of the offering in a form consented to by the Underwriters, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Shares.

8. Covenants of the Selling Shareholders. Each Selling Shareholder covenants with each Underwriter that it:

(a) Will deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

(b) Will deliver to each Underwriter (or its agent) a non-foreign affidavit dated as of the Closing Date, sworn under penalties of perjury and in form and substance required under the Treasury Regulations issued pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), stating that such Selling Shareholder is not a “Foreign Person” as defined in Code Section 1445.

9. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its and each Selling Shareholder’s obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and counsel for the Selling Shareholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and reasonably incurred and documented fees and disbursements of outside counsel to the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum (up to a maximum amount, when taken together with the fees and disbursements of outside counsel for the Underwriters incurred in connection with clause (iv) of this Section 9, of $35,000), (iv) all filing fees and reasonably incurred and documented fees and disbursements of outside counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority (up to a maximum amount, when taken together with the fees and disbursements of outside counsel for the Underwriters incurred in connection with clause (iii) of this Section 9, of $35,000), (v) all costs and expenses incident to listing the Shares on the New York Stock Exchange, (vi) the cost of printing certificates representing the Shares, if applicable, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement, and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 11 entitled “Indemnity and Contribution” and the last paragraph of Section 13 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their outside counsel, stock transfer taxes payable on resale of any of the Shares by them, any advertising expenses connected with any offers they may make and the remaining 50% of the cost of any aircraft chartered in connection with the road show.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Selling Shareholders may otherwise have for the allocation of such expenses among themselves.

10. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) of the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

11. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company in writing by any Underwriter through you expressly for use therein as identified in the letter being delivered by you to the Company on the date hereof.

(b) Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, the preliminary prospectus, the

Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto. The liability of each Selling Shareholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the proceeds (net of underwriting discounts and commissions, but before deducting other expenses) received by such Selling Shareholder from the sale of the Shares sold by such Selling Shareholder under this Agreement.

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Selling Shareholders to such Underwriter, but only with reference to information furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, the preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto as identified in the letter being delivered by you to the Company on the date hereof.

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a), 11(b) or 11(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain outside counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred and documented fees and disbursements of such outside counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities

Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representative. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for a Selling Shareholders and such control persons of any Selling Shareholder, such firm shall be designated in writing by GGC Holdings. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) To the extent the indemnification provided for in Section 11(a), 11(b) or 11(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 11(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Selling Shareholder and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Selling Shareholder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The liability of each Selling Shareholder under the contribution agreement contained in this paragraph, taken together with any amount paid or payable by such Selling Shareholder pursuant to Section 11(b), shall be limited to an amount equal to the proceeds (net of underwriting discounts and commissions, but before deducting other expenses) received by such Selling Shareholder from the sale of the Shares sold by such Selling Shareholder under this Agreement.

(f) The Company, each Selling Shareholder and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f)

of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company and each Selling Shareholder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, each Selling Shareholder or any person controlling each Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

12. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus. Notwithstanding anything in this Agreement to the contrary, if this Agreement is terminated pursuant to clauses (i), (iii), (iv) or (v) of this Section 12, then the obligation of the Company to reimburse expenses of the Underwriters set forth in clauses (iii) and (iv) of Section 9 of this Agreement are also terminated and of no further effect.

13. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to you, the Company and the Selling Shareholders for the purchase of such Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either you or the relevant Selling Shareholder shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or any Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or any Selling Shareholder shall be unable to perform their obligations under this Agreement, the Company and the Selling Shareholders will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonably documented fees and disbursements of their outside counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder. Notwithstanding anything in this agreement to the contrary, if this Agreement is terminated pursuant to this Section 13 for any reason other than a failure, refusal or inability of the Company or the Selling Shareholders described in this paragraph above, then any obligations of the Company to reimburse the expenses of the Underwriters set forth in clauses (iii) and (iv) of Section 9 of this Agreement are also terminated and of no further effect.

14. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of the preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

15. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

16. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

17. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representative at Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; and if to the Company or the Selling Shareholders shall be delivered, mailed or sent to c/o U.S. Silica Holdings, Inc., 8490 Progress Drive, Suite 300, Frederick, Maryland 21701, Attention: General Counsel, with a copy to (which shall not constitute notice) Kirkland & Ellis LLP, 300 North LaSalle, Chicago, Illinois 60654, Attention: Robert M. Hayward, P.C.

Very truly yours,

U.S. SILICA HOLDINGS, INC.

By:	/s/ Bryan A. Shinn
	Name:	Bryan A. Shinn
	Title:	President & CEO

[Signature Page to the Underwriting Agreement]

GGC USS Holdings, LLC

As a Selling Shareholder

By:	/s/ Rajeev Amara
Name: Rajeev Amara
Title: Vice President

[Signature Page to the Underwriting Agreement]

Fidelity Investments Charitable Gift Fund

As a Selling Shareholder named in Schedule I hereto, acting severally

By:	/s/ Bryan A. Shinn
Bryan A. Shinn, Attorney-in-Fact

[Signature Page to the Underwriting Agreement]

Accepted as of the date hereof Morgan Stanley & Co. LLC

By:	Morgan Stanley & Co. LLC

By:	/s/ Robert Shepardson
	Name:	Robert Shepardson
	Title:	Managing Director

Acting on behalf of themself and as Representative of the several Underwriters named in Schedule II hereto

[Signature Page to the Underwriting Agreement]

SCHEDULE I

Selling Shareholders	Number of Shares To Be Sold
GGC USS Holdings, LLC	4,517,582
Fidelity Investments Charitable Gift Fund	8,889

Total:	4,526,471

I-1

SCHEDULE II

Underwriter	Number of Shares To Be Purchased
Morgan Stanley & Co. LLC	4,526,471

Total:	4,526,471

II-1

SCHEDULE III

Time of Sale Prospectus

1.	Prospectus dated March 8, 2013 relating to the Shelf Securities

2.	Pricing Information Conveyed by the Underwriters:

•	Shares offered by the Selling Shareholders: 4,526,471 Shares

•	Public Offering Price: Price per Share paid by each applicable investor

III-1

EXHIBIT A

FORM OF LOCK-UP LETTER

                , 2013

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (“Morgan Stanley”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with U.S. Silica Holdings, Inc., a Delaware corporation (the “Company”), and GGC USS Holdings, LLC, a shareholder of the Company, providing for the public offering (the “Public Offering”) by the several Underwriters, including Morgan Stanley (the “Underwriters”), of shares (the “Shares”) of the common stock, par value $0.01 per share, of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 30 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift or by will or intestacy, (c) transfers of shares of Common Stock or any security convertible into Common Stock to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this agreement, immediate family shall mean any relationship by blood, not more remote than first cousin, marriage or adoption), (d) distributions of shares of Common Stock or any security convertible into Common Stock to affiliates of the undersigned, including general or limited partners, members, stockholders or wholly-owned subsidiaries of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b), (c) or (d), (i) each donee, distributee, beneficiary, heir, trustee or transferee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period, except the undersigned may make such a filing in the case of a distribution pursuant to clause (d), provided that such filing clearly states that (i) the reduction in beneficial ownership of shares of Common Stock of the undersigned is the result of a distribution of shares of Common Stock to its general or limited partners, members, stockholders or wholly-owned subsidiaries and (ii) all such distributees signed and delivered a lock-up letter substantially in the form of this letter, (e) shares of Common Stock (i) withheld by the Company in connection with the exercise or vesting, as applicable, of outstanding equity awards granted under the Company’s equity incentive plans and held by the undersigned on the date hereof and disclosed or incorporated by reference in the Prospectus, provided that the delivery of shares of Common Stock by the Company in connection with such exercise or vesting, as applicable, takes place on a “net” basis for the limited purpose of covering any associated payment of exercise price and/or tax withholding obligation of the undersigned, or (ii) acquired pursuant to a net exercise or cashless exercise by the undersigned of outstanding equity awards pursuant to the Company’s equity incentive plans in existence on the date hereof and disclosed or incorporated by reference in the Prospectus, provided that any Common Stock acquired upon the net exercise or cashless exercise of equity awards described in this clause (e)(ii) shall be subject to the restrictions set forth in this agreement, (f) sales of shares of Common Stock pursuant to a trading plan established pursuant to Rule 10b5-1 under the Exchange Act in existence on the date hereof, provided that such plan shall not be modified during the Restricted Period, (g) the establishment or amendment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the Restricted Period and no public announcement or filing under the Exchange Act regarding the establishment or amendment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company, (h) the sale of Shares to the Underwriters in the Public Offering pursuant to the Underwriting Agreement, if any, (i) any repurchase by the Company or any of its subsidiaries of any shares of Common Stock or any security convertible into Common Stock held by the undersigned pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement in connection with the undersigned’s termination of employment with the Company, provided that the terms of any such plan or agreement require such repurchase, (j) any transfer of shares of Common Stock or any security convertible into Common Stock pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Common Stock involving a change of control of the Company, provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Common Stock owned by the undersigned shall remain subject to the restrictions contained in this agreement, (k) making any demand for or exercising any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, provided that no registration statement shall be filed with the Securities and Exchange Commission pursuant to such demand or right during the Restricted Period, [or] (l) the exercise of any options to purchase Common Stock held by the undersigned in accordance with their terms and disclosed or incorporated by reference in the Prospectus, provided that the Common Stock issued to the undersigned pursuant to such exercise shall remain subject to the restrictions contained in this agreement[, or (m) the sale of up to [•] shares of Common Stock acquired pursuant to the exercise of options granted under the Company’s equity incentive plans]1. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

This agreement shall automatically terminate upon the earliest of: (i) notification by the Company or GGC USS Holdings, LLC to the Underwriters that GGC USS Holdings, LLC does not intend to proceed with the Public Offering, (ii) December 31, 2013, in the event that the Underwriting Agreement has not been executed by the Company, the GGC USS Holdings, LLC and Morgan Stanley & Co. LLC prior to such date, and (iii) termination of the Underwriting Agreement (other than the provisions thereof which survive termination) prior to the sale of any of the Shares to the Underwriters.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

[1]	Bracketed language to be included in lockups of JP Blanchard (12,942 shares), Christine Marshall (12,500 shares), Don Merril (2,838 shares) and Jason Tedrow (2,838 shares).

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

[Signature Page Follows]

Very truly yours,

[•]

Name

Address

[Signature Page to the Lock-Up Agreement]

A-5